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                                                                    EXHIBIT 23.1

                                                       (June 30, 2002 Form 10-Q)








                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors and Stockholders
Sybron Dental Specialties, Inc.:


We consent to incorporation by reference in the registration statements Nos. 333-50154, 333-50156, 333-84628, and 333-84630 on Form S-8 and the registration statement No. 333-59228 on Form S-3 of Sybron Dental Specialties, Inc. of our report dated November 19, 2001, except as to note 22 which is as of May 8, 2002 and notes 1(c), 3, 4, 13, 14, 16, 19, and 20 which are as of August 2, 2002, relating to the consolidated balance sheets of Sybron Dental Specialties, Inc. and Subsidiaries as of September 30, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2001, which reports appear in the June 30, 2002 Form 10-Q of Sybron Dental Specialties, Inc.






/s/ KPMG LLP

Orange County California
August 2, 2002